Exhibit 99.1
Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Announces Fourth Quarter and Year End Results;
Includes $71 Million Goodwill Write-off and $124 Million TARP CPP Proceeds; Remains “Well Capitalized”

Walla Walla, WA – January 28, 2009 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $78.5 million, or $4.72 per diluted share available to common shareholders, for the quarter ended December 31, 2008, compared to net income of $12.0 million, or $0.74 per diluted share, for the quarter ended December 31, 2007.  The current quarter’s results included a $71.1 million non-cash impairment charge to write-off the remaining balance of goodwill previously reflected on the Company’s books.  The current quarter’s net income also included a $33.0 million provision for loan losses and $13.7 million of net fair value gains.  Banner recorded a net loss of $128.0 million, or $7.94 per diluted share available to common shareholders (including a $121.1 million write-down of goodwill), for the year ended December 31, 2008, compared to net income of $36.9 million, or $2.49 per diluted share, for the year ended December 31, 2007.

“Deteriorating economic conditions and ongoing strains in the financial and housing markets presented an unusually challenging environment for Banner Corporation in 2008, which is reflected in our disappointing fourth quarter and year-to-date results,” said D. Michael Jones, President and CEO.  “This was particularly evident in our need to provide for credit losses at a significantly higher level than our historical experience.  Although we anticipate that credit costs will be elevated well into 2009, we continue to believe that our revenue generation and operating results will be sufficient to sustain our expectation to remain “well capitalized” under the regulatory guidelines while we continue to grow and improve our commercial banking franchise.”

“The challenging environment and faltering equity markets also caused us to take another hard look at the carrying value of goodwill and to conclude that it was appropriate to record a non-cash write-off of that asset,” continued Jones.  “At least annually, and more often if appropriate, all companies are required to determine the value of goodwill as an asset.  While there currently is a great deal of uncertainty with respect to the market valuation of certain other assets, declining stock prices for financial services companies clearly indicate that the value of goodwill for the industry has been severely diminished.  As a result of the significant decline in most banks’ common stock prices, including Banner’s, and the lack of merger transactions in recent months, measuring the value of goodwill has become difficult and imprecise at best; however, we have concluded that continuing to record it as an asset on our books would be inappropriate.  Therefore we have taken this action to reflect current market conditions as of December 31, 2008.  As goodwill is not a component of regulatory capital calculations, is ignored by most institutional investors and has no effect on liquidity or operations, there is no meaningful effect from this accounting entry.

“Despite obvious concerns related to the national economy, soft housing markets and financial market turmoil, we continue to have a positive view on the long-term economic prospects for the Northwest markets that we serve.  We are confident we have sufficient capital and human resources to manage the collection of our one-to-four family residential construction and related land loan portfolios in an orderly fashion while we maintain consistent forward momentum in our core operations.”

Credit Quality

“The housing market remained weak in many of our primary service areas during the fourth quarter, resulting in increasing delinquencies and non-performing assets, primarily in our construction and land development loan portfolios, and declining property values.  As a result, our provision for loan losses was at a significantly higher amount than our historical levels and normal expectations.” said Jones.  “In November and December, in particular, home and lot sales activity was exceptionally slow, causing additional stress on builders’ and developers’ cash flows and ability to service debt, which is reflected in our increased non-performing asset totals.  However, we remain confident that we can work our way through the housing market-related problems and we are actively engaged with our borrowers in resolving problem loans.  While property values have continued to decline, our reserve levels are substantial and, along with our impairment analysis and charge-off actions, reflect current appraisals and valuation estimates.”

Banner added $33.0 million to its provision for loan losses in the fourth quarter of 2008, compared to $8.0 million in the third quarter of 2008 and $2.0 million in the fourth quarter of 2007.  For the year ended December 31, 2008, Banner’s provision for loan losses was $62.5 million compared to $5.9 million for the year ended December 31, 2007.  The allowance for loan losses at December 31, 2008 was $75.2 million, representing 1.90% of total loans outstanding.  Non-performing loans were $187.3 million at December 31, 2008, compared to $119.4 million in the previous quarter and $42.4 million at December 31, 2007.  In addition, Banner’s real estate owned and repossessed assets were $21.9 million at December 31, 2008 compared to $10.2 million in the previous quarter and $1.9 million at

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BANR- Fourth Quarter 2008 Results
January 28, 2009

December 31, 2007.  Banner’s net charge-offs in the current quarter totaled $16.6 million, or 0.42% of average loans.  Net charge-offs for the year ended December 31, 2008 were $33.1 million, or 0.84% of average loans.

One-to-four family residential construction and related lot and land loans represent 23% of the total loan portfolio and 82% of non-performing assets.  The geographic distribution of all construction and land development loans, including residential and commercial properties, is approximately 30% in the greater Puget Sound market, 40% in the greater Portland, Oregon market, and 9% in the greater Boise, Idaho market, with the remaining 21% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  While non-performing assets are similarly geographically disbursed, they are concentrated largely in land and land development loans.  The geographic distribution of non-performing construction, land and land development loans and real estate owned included approximately $81.0 million, or 47%, in the Puget Sound region, $72.6 million, or 40%, in the greater Portland market area and $16.7 million, or 9%, in the greater Boise market area.

“Other non-housing-related segments of the loan portfolio are beginning to show some signs of stress and increased non-performing loans as the effects of the slowing economy become more evident,” Jones added.  “We are sensitive to current economic conditions and are proactively monitoring and managing those portions of our portfolio as well.”

Income Statement Review

Banner’s net interest margin was 3.23% for the fourth quarter of 2008, compared to 3.45% in the preceding quarter and 3.82% for the fourth quarter of 2007.  For the year ended December 31 2008, the net interest margin was 3.45% compared to 3.99% for the year ended December 31, 2007.  Funding costs decreased nine basis points compared to the previous quarter and decreased 107 basis points from the fourth quarter a year earlier, while asset yields decreased 34 basis points from the prior linked quarter and 164 basis points from the fourth quarter a year ago.

“While funding costs improved as expected, we continued to experience decreasing asset yields during the fourth quarter which further reduced our net interest margin,” said Jones.  “Early in the quarter pressure on deposit pricing was intense, as system-wide liquidity concerns temporarily pushed competitive deposit rates higher despite the Federal Reserve’s efforts to lower market interest rates.  Those concerns abated as the quarter progressed, particularly following the announcement of increased FDIC insurance coverage, allowing deposit costs to decline modestly.  By contrast, the impact of the Federal Reserve’s three rate cuts was evident in lower loan yields and reduced borrowing costs.  In addition, our lower net interest margin also reflected the higher level of delinquencies, as non-accruing loans reduced the margin by approximately 34 basis points in this year’s fourth quarter compared to approximately 24 basis points in the third quarter of 2008 and approximately 16 basis points in the fourth quarter of 2007.”

For the fourth quarter of 2008, net interest income before the provision for loan losses was $35.6 million, compared to $37.6 million in the preceding quarter and $38.7 million in the same quarter a year ago.  Reflecting the lower margin, net interest income before the provision for loan losses decreased to $147.6 million for the year ended December 31, 2008, compared to $149.6 million for the year ended December 31, 2007.  Revenues from recurring operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) were $42.9 million in the fourth quarter of 2008, compared to $45.7 million for the third quarter of 2008 and $46.2 million for the fourth quarter a year ago.  Revenues from recurring operations for the year ended December 31, 2008 increased to $178.3 million, compared to $176.6 million in the year ended December 31, 2007.

Banner’s results for the fourth quarter of 2008 included a net gain of $13.7 million ($8.8 million after tax), compared to a net gain of $9.2 million ($5.9 million after tax) in the fourth quarter of 2007, for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) Nos. 157 and 159.  The fair value adjustments in the current quarter predominantly reflect changes in the valuation of trust preferred securities and junior subordinated debentures, both owned and issued by the Company.  For the year ended December 31, 2008, fair value adjustments resulted in a net gain of $9.2 million ($5.9 million after tax), compared to a net gain of $11.6 million ($7.4 million after tax) for the year ended December 31, 2007.

Total other operating income for the fourth quarter was $21.0 million compared to $16.7 million for the same quarter a year ago.  Total other operating income from recurring operations* (excluding fair value adjustments) for the fourth quarter was $7.3 million compared to $8.1 million in the preceding quarter and $7.5 million for the same quarter a year ago.  For the year ended December 31, 2008, total other operating income from recurring operations increased 14% to $30.7 million, compared to $27.0 million for the year ended December 31, 2007.  Primarily reflecting a recent slow-down in customer transaction volumes, income from deposit fees and other service charges decreased to $5.3 million in the fourth quarter of 2008, compared to $5.8 million for the preceding quarter.  By contrast, deposit fees and service charges increased by 10% from $4.8 million in the fourth quarter a year ago, largely as a result of growth in our customer base and related payment processing activities.  Income from mortgage banking operations decreased slightly in the fourth quarter to $1.4 million compared to $1.5 million in the preceding quarter, but was slightly higher than the $1.3 million recorded in the same quarter a year ago.  For the year, mortgage banking revenues declined modestly to $6.0 million from $6.3 million in 2007.  “The slowing economy adversely affected our payment processing business in the most recent quarter as activity levels for deposit customers, cardholders and merchants clearly declined; however, we are pleased with the year-over-year growth in our

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BANR- Fourth Quarter 2008 Results
January 28, 2009

customer base and payment processing activities,” Jones noted.  “We are also pleased that our mortgage banking revenues have remained solid despite a very difficult year for housing finance.  Further, the currently very low level of interest rates has resulted in a significant increase in mortgage loan applications in recent weeks.”

“Controllable operating expenses were generally well managed in the fourth quarter reflecting continuing efforts to improve our processes and efficiency.  Unfortunately, collection and legal costs, including charges related to acquired real estate, remained high,” said Jones.  “In addition, FDIC insurance expense increased significantly as a result of increased assessment rates for the current quarter, as well as a $1.3 million correction of an error recognizing the appropriate coverage periods related to previous quarterly assessments, including $744,000 for the year ended December 31, 2007.  Although we anticipate collection costs will continue to be above historical levels for a number of future quarters, we expect continued expense discipline will be a positive factor going forward.”

Total other operating expenses from recurring operations* (non-interest expenses excluding the goodwill write-off) were $36.0 million in the fourth quarter of 2008, compared to $34.0 million in the preceding quarter and $35.3 million in the fourth quarter a year ago.  For the year ended December 31, 2008, other operating expenses from recurring operations were $138.9 million compared to $127.5 million in 2007.  The increase from the prior year reflects the effects of new branch openings, including two added in 2008 and ten at various times during 2007, as well as last year’s three acquisitions which added another 16 branches and nearly $800 million in total assets.  Operating expenses from recurring operations as a percentage of average assets was 3.06% in the fourth quarter of 2008, compared to 2.91% in the previous quarter and 3.20% in the fourth quarter a year ago.

*Earnings information excluding the goodwill impairment charge and fair value adjustments (alternately referred to as net operating income or net income from recurring operations and revenues or expenses from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter and year-to-date results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

“New loan origination volumes were light in the fourth quarter, reflecting the slowing economic activity.  While commercial business loans increased meaningfully, continued payoffs of construction loans and seasonal declines in certain agricultural loans resulted in a modest decrease in total loan balances compared to the prior quarter end.” said Jones.  “Although slower in the fourth quarter, home sales have been sufficient to reduce the portfolio of one-to-four family construction loans by $193.1 million over the past twelve months, including a $61.8 million reduction in the most recent quarter.  As a result, at December 31, 2008 our one-to-four family construction loans have declined by $233.9 million compared to their peak quarter-end balance at June 30, 2007, and our aggregate construction and land development loan balances, including commercial and multi-family real estate, have declined by $190.2 million, also compared to their peak quarter-end balances at June 30, 2007.”  Net loans increased 3% to $3.89 billion at December 31, 2008, compared to $3.76 billion a year earlier.  Total assets also increased 2% to $4.58 billion at December 31, 2008, compared to $4.49 billion a year earlier.

Total deposits increased 4% to $3.78 billion at December 31, 2008, compared to $3.62 billion at December 31, 2007.  Non-interest-bearing accounts increased 5% and certificates of deposit increased 15% during the twelve months ended December 31, 2008, while total transaction and savings accounts decreased 7%.  “We continue to see a decline in average deposit balances for certain real estate-related customers as their business activity has slowed,” said Jones.  “We have also experienced further shifts into certificate of deposit accounts as customers have repositioned balances to obtain more attractive yields and additional deposit insurance coverage.  Still, we are optimistic that our expanded branch network will deliver core deposit growth and related fee income as we have experienced a healthy increase in the number of transaction deposit accounts.”

On November 21, 2008, Banner received $124 million from the U.S. Treasury Department as a part of the Treasury’s Capital Purchase Program.  This funding marked Banner’s successful completion of the sale of $124 million in senior preferred stock, with a related warrant to purchase up to $18.6 million in common stock, to the U.S. Treasury.  The warrant provides the Treasury the option to purchase up to 1,707,989 shares of Banner Corporation common stock at a price of $10.89 per share at any time during the next ten years.  “The additional capital will enhance our capacity to support the communities we serve through expanded lending activities and economic development,” said Jones.  “This capital will also add flexibility in considering strategic options that may be available to us.  We believe participation in this program should be beneficial not only to the communities we serve, but also to the employees, customers and shareholders of Banner Corporation.”

Tangible stockholders’ equity at December 31, 2008 was $419.6 million, including $115.9 million attributable to preferred stock, compared to $300.2 million at December 31, 2007.  Tangible book value per common share was $17.96 at quarter-end, compared to $18.73 a year earlier.  During the quarter ended December 31, 2008, the Company issued 171,770 shares of common stock through its Dividend Reinvestment and Stock Purchase Plan at an average price of $10.91 per share, generating approximately $1.9 million of additional paid in capital.  At December 31, 2008, Banner had 16.9 million shares outstanding, while it had 16.0 million shares outstanding a year ago.

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BANR- Fourth Quarter 2008 Results
January 28, 2009

Cash Dividend

On December 16, 2008, Banner’s Board of Directors declared a quarterly cash dividend of $0.05 per share, payable to shareholders of record as of the close of business on December 31, 2008.  The dividend was paid on January 12, 2009.  “Our analysis indicates that the Company and its subsidiary banks have sufficient capital to accommodate the orderly collection of existing loan portfolios at current price levels and absorption rates and remain “well capitalized” during the entire process,” said Jones.  “Nonetheless, we will continue to evaluate our dividend payments on a quarterly basis during this period of uncertain economic times to ensure that we are appropriately managing our capital position.”

Conference Call

Banner will host a conference call on Thursday, January 29, 2009, at 8:00 a.m. PT, to discuss fourth quarter results.  The conference call can be accessed live by telephone at 303-262-2140.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11119693# until Thursday, February 5, 2009, or via the Internet at www.bannerbank.com.

About the Company

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

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BANR- Fourth Quarter 2008 Results
January 28, 2009

RESULTS OF OPERATIONS	Quarters Ended				Year Ended
(in thousands except shares and per share data)	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007

INTEREST INCOME:
Loans receivable	$60,603	$64,181	$72,592	$256,951	$281,135
Mortgage-backed securities	1,359	1,040	1,179	4,639	5,832
Securities and cash equivalents	2,934	2,786	2,471	11,308	8,342
	64,896	68,007	76,242	272,898	295,309
INTEREST EXPENSE:
Deposits	25,868	26,818	34,091	110,314	129,420
Federal Home Loan Bank advances	1,097	1,160	435	5,407	4,168
Other borrowings	397	734	766	2,271	3,214
Junior subordinated debentures	1,954	1,669	2,288	7,353	8,888
	29,316	30,381	37,580	125,345	145,690
Net interest income before provision for loan losses	35,580	37,626	38,662	147,553	149,619

PROVISION FOR LOAN LOSSES	33,000	8,000	2,000	62,500	5,900
Net interest income	2,580	29,626	36,662	85,053	143,719

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,263	5,770	4,770	21,540	16,573
Mortgage banking operations	1,351	1,500	1,325	6,045	6,270
Loan servicing fees	478	536	625	1,963	1,830
Miscellaneous	205	286	800	1,185	2,336
	7,297	8,092	7,520	30,733	27,009
Increase (Decrease) in valuation of financial instruments carried at fair value	13,740	(6,056)	9,209	9,156	11,574
Total other operating income	21,037	2,036	16,729	39,889	38,583

OTHER OPERATING EXPENSE:
Salary and employee benefits	18,481	18,241	19,441	76,104	75,975
Less capitalized loan origination costs	(1,730)	(2,040)	(2,459)	(8,739)	(10,683)
Occupancy and equipment	6,197	5,956	6,011	24,010	20,953
Information / computer data services	1,309	1,560	2,130	6,698	7,297
Payment and card processing services	1,781	1,913	1,663	6,993	5,415
Professional services	1,175	1,117	932	4,378	3,207
Advertising and marketing	2,009	1,572	2,163	6,676	8,310
Deposit insurance	2,308	701	101	3,969	373
State/municipal business and use taxes	545	572	566	2,257	1,993
Amortization of core deposit intangibles	676	691	736	2,828	1,881
Miscellaneous	3,218	3,717	3,989	13,725	12,768
	35,969	34,000	35,273	138,899	127,489
Goodwill write-off	71,121	- -	- -	121,121	- -
Total other operating expense	107,090	34,000	35,273	260,020	127,489
Income (Loss) before provision (benefit) for income taxes	(83,473)	(2,338)	18,118	(135,078)	54,813
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(4,942)	(1,347)	6,106	(7,085)	17,890
NET INCOME (LOSS)	$(78,531)	$(991)	$12,012	$(127,993)	$36,923
PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION
Preferred stock dividend	689	- -	- -	689	- -
Preferred stock discount accretion	161	- -	- -	161	- -
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(79,381)	$(991)	$12,012	$(128,843)	$36,923
Earnings (Loss) per common share
Basic	$(4.72)	$(0.06)	$0.75	$(7.94)	$2.53
Diluted	$(4.72)	$(0.06)	$0.74	$(7.94)	$2.49
Cumulative dividends declared per common share	$0.05	$0.05	$0.20	$0.50	$0.77

Weighted average common shares outstanding
Basic	16,820,350	16,402,607	15,936,430	16,225,225	14,581,286
Diluted	16,820,350	16,402,607	16,141,941	16,225,225	14,838,469
Common shares repurchased during the period	200	- -	58,157	614,103	69,467
Common shares issued in connection with acquisitions	- -	- -	339,860	- -	2,932,471
Common shares issued in connection with exercise of stock options or DRIP	171,770	675,186	163,379	1,499,992	1,088,875

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BANR- Fourth Quarter 2008 Results
January 28, 2009

FINANCIAL CONDITION
(in thousands except shares and per share data)	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007

ASSETS
Cash and due from banks	$89,964	$80,508	$98,120
Federal funds and interest-bearing deposits	12,786	403	310
Securities - at fair value	211,506	239,009	202,863
Securities - available for sale	53,272	- -	- -
Securities - held to maturity	52,190	55,389	53,516
Federal Home Loan Bank stock	37,371	37,371	37,371
Loans receivable:
Held for sale	7,413	6,085	4,596
Held for portfolio	3,953,995	3,993,094	3,805,021
Allowance for loan losses	(75,197)	(58,846)	(45,827)
	3,886,211	3,940,333	3,763,790
Accrued interest receivable	21,219	22,799	24,980
Real estate owned held for sale, net	21,782	10,147	1,867
Property and equipment, net	97,647	97,958	98,098
Goodwill and other intangibles, net	13,716	85,513	137,654
Bank-owned life insurance	52,680	52,500	51,483
Other assets	34,024	28,329	22,606
	$4,584,368	$4,650,259	$4,492,658
LIABILITIES
Deposits:
Non-interest-bearing	$509,105	$521,927	$484,251
Interest-bearing transaction and savings accounts	1,137,878	1,086,621	1,288,112
Interest-bearing certificates	2,131,867	2,182,318	1,848,230
	3,778,850	3,790,866	3,620,593

Advances from Federal Home Loan Bank at fair value	111,415	209,243	167,045
Customer repurchase agreements and other borrowings	145,230	104,496	91,724
Junior subordinated debentures at fair value	61,776	101,358	113,270

Accrued expenses and other liabilities	40,600	44,486	47,989
Deferred compensation	13,149	12,880	11,596
Deferred income tax liability, net	- -	- -	2,595
	4,151,020	4,263,329	4,054,812
STOCKHOLDERS' EQUITY
Preferred stock -Series A	115,915	- -	- -
Common stock	316,740	306,741	300,486
Retained earnings	2,150	82,377	139,636
Other components of stockholders' equity	(1,457)	(2,188)	(2,276)
	433,348	386,930	437,846
	$4,584,368	$4,650,259	$4,492,658
Common Shares Issued:
Shares outstanding at end of period	17,152,038	16,980,468	16,266,149
Less unearned ESOP shares at end of period	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	16,911,657	16,740,087	16,025,768

Book value per common share, excluding preferred stock (1)	$18.77	$23.11	$27.32
Tangible book value per common share, excluding preferred stock (1) (2)	$17.96	$18.01	$18.73
Consolidated Tier 1 leverage capital ratio	10.32%	8.86%	10.04%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2) - Tangible book value excludes goodwill, core deposit and other intangibles.

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BANR- Fourth Quarter 2008 Results
January 28, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007
LOANS (including loans held for sale):
Commercial real estate	$1,013,709	$1,013,919	$882,523
Multifamily real estate	151,274	141,787	165,886
Commercial construction	104,495	113,342	74,123
Multifamily construction	33,661	22,236	35,318
One- to four-family construction	420,673	482,443	613,779
Land and land development	486,130	481,521	497,962
Commercial business	679,867	694,688	696,350
Agricultural business including secured by farmland	204,142	213,753	186,305
One- to four-family real estate	599,169	561,043	445,222
Consumer	268,288	274,447	212,149

Total loans outstanding	$3,961,408	$3,999,179	$3,809,617

Restructured loans performing under their restructured terms	$17,852	$15,514	$2,750

Total loans 30 days past due and on non-accrual	$248,469	$137,953	$69,031

Total delinquent loans / Total loans outstanding	6.27%	3.45%	1.81%

GEOGRAPHIC CONCENTRATION OF LOANS AT
December 31, 2008	Washington	Oregon	Idaho		Other	Total

Commercial real estate	$765,490	$160,608	$77,489		$10,122	$1,013,709
Multifamily real estate	125,571	12,570	9,735		3,398	151,274
Commercial construction	59,590	33,927	10,028		950	104,495
Multifamily construction	20,536	13,125	- -		- -	33,661
One- to four-family construction	208,699	193,025	18,949		- -	420,673
Land and land development	247,505	166,721	71,904		- -	486,130
Commercial business	506,864	75,678	80,566		16,759	679,867
Agricultural business including secured by farmland	79,817	54,918	69,407		- -	204,142
One- to four-family real estate	474,774	87,797	31,664		4,934	599,169
Consumer	194,990	54,852	17,938		508	268,288

Total loans outstanding	$2,683,836	$853,221	$387,680		$36,671	$3,961,408

Percent of total loans	67.7%	21.5%	9.8%		1.0%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
December 31, 2008	Washington	Oregon	Idaho		Other	Total

Residential
Acquisition & development	$125,933	$120,167	$25,257	$	- -	$271,357
Improved lots	53,641	31,497	11,544		- -	96,682
Unimproved land	28,353	11,630	26,046		- -	66,029
Commercial & industrial
Acquisition & development	5,011	- -	193		- -	5,204
Improved land	18,277	699	3,601		- -	22,577
Unimproved land	16,290	2,728	5,263		- -	24,281

Total land & land development loans outstanding	$247,505	$166,721	$71,904	$	- -	$486,130

ADDITIONAL INFORMATION ON DEPOSITS & OTHER BORROWINGS

BREAKDOWN OF DEPOSITS	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007

Non-interest-bearing	$509,105	$521,927	$484,251

Interest-bearing checking	378,952	373,496	430,636
Regular savings accounts	474,885	519,285	609,073
Money market accounts	284,041	193,840	248,403

Interest-bearing transaction & savings accounts	1,137,878	1,086,621	1,288,112

Three-month maturity money market certificates	118,923	153,300	165,693
Other certificates	2,012,944	2,029,018	1,682,537

Interest-bearing certificates	2,131,867	2,182,318	1,848,230

Total deposits	$3,778,850	$3,790,866	$3,620,593

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$145,230	$103,496	$91,724

	Washington	Oregon	Idaho		Total
GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
December 31, 2008	$3,004,221	$535,998	$238,631		$3,778,850

(more)

BANR- Fourth Quarter 2008 Results
January 28, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Year Ended
CHANGE IN THE	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007	Dec 31, 2008
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$58,846	$58,570	$44,212	$45,827
Acquisitions / (divestitures)	- -	- -	1,319	- -
Provision	33,000	8,000	2,000	62,500

Recoveries of loans previously charged off	715	2,357	127	3,471
Loans charged-off	(17,364)	(10,081)	(1,831)	(36,601)
Net (charge-offs) recoveries	(16,649)	(7,724)	(1,704)	(33,130)

Balance, end of period	$75,197	$58,846	$45,827	$75,197

Net charge-offs (recoveries) / Average loans outstanding	0.42%	0.19%	0.05%	0.84%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007
Specific or allocated loss allowance
Commercial real estate	$4,255	$2,789	$3,771
Multifamily real estate	87	103	934
Construction and land	42,045	21,932	7,569
One- to four-family real estate	753	511	1,987
Commercial business	16,612	23,085	19,026
Agricultural business, including secured by farmland	530	1,097	1,419
Consumer	1,742	2,935	3,468

Total allocated	66,024	52,452	38,174
Estimated allowance for undisbursed commitments	1,129	1,060	330
Unallocated	8,044	5,334	7,323

Total allowance for loan losses	$75,197	$58,846	$45,827

Allowance for loan losses / Total loans outstanding	1.90%	1.47%	1.20%

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
December 31, 2008	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$532,784	13.07%	$326,071	8.00%
Tier 1 capital to risk-weighted assets	481,697	11.82%	163,036	4.00%
Tier 1 leverage capital to average assets	481,697	10.32%	186,696	4.00%

Banner Bank
Total capital to risk-weighted assets	468,472	12.02%	389,695	10.00%
Tier 1 capital to risk-weighted assets	419,450	10.76%	233,817	6.00%
Tier 1 leverage capital to average assets	419,450	9.40%	223,058	5.00%

Islanders Bank
Total capital to risk-weighted assets	24,088	13.27%	18,152	10.00%
Tier 1 capital to risk-weighted assets	22,703	12.51%	10,891	6.00%
Tier 1 leverage capital to average assets	22,703	10.74%	10,568	5.00%

(more)

BANR- Fourth Quarter 2008 Results
January 28, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Dec 31, 2008	Sep 30, 2008		Dec 31, 2007

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$12,879	$6,368		$1,357
Multifamily	- -	- -		1,222
Construction and land	154,823	98,108		33,432
One- to four-family	8,649	6,583		3,371
Commercial business	8,617	6,905		2,250
Agricultural business, including secured by farmland	1,880	265		436
Consumer	130	427		- -
	186,978	118,656		42,068

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -		- -
Multifamily	- -	- -		- -
Construction and land	- -	- -		- -
One- to four-family	124	635		221
Commercial business	- -	- -		- -
Agricultural business, including secured by farmland	- -	- -		- -
Consumer	243	75		94
	367	710		315
Total non-performing loans	187,345	119,366		42,383
Real estate owned (REO) / Repossessed assets	21,886	10,153		1,885
Total non-performing assets	$209,231	$129,519		$44,268
Total non-performing assets / Total assets	4.56%	2.79%		0.99%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
December 31, 2008	Washington	Oregon		Idaho		Other	Total
Secured by real estate:
Commercial	$6,208	$6,671	$	- -	$	- -	$12,879
Multifamily	- -	- -		- -		- -	- -
Construction and land
One- to four-family construction	26,404	22,440		1,685		- -	50,529
Residential land acquisition & development	38,061	33,330		5,984		- -	77,375
Residential land improved lots	10,735	2,832		2,041		- -	15,608
Residential land unimproved	785	- -		5,099		- -	5,884
Commercial land acquisition & development	- -	- -		- -		- -	- -
Commercial land improved	232	- -		- -		- -	232
Commercial land unimproved	4,786	409		- -		- -	5,195
Total construction and land	81,003	59,011		14,809		- -	154,823
One- to four-family	6,008	1,257		1,508		- -	8,773
Commercial business	7,872	376		305		64	8,617
Agricultural business, including secured by farmland	774	121		985		- -	1,880
Consumer	373	- -		- -		- -	373
Total non-performing loans	102,238	67,436		17,607		64	187,345

Real estate owned (REO) and repossessed assets	14,605	5,203		2,078		- -	21,886
Total non-performing assets at end of the period	$116,843	$72,639		$19,685		$64	$209,231

(more)

BANR- Fourth Quarter 2008 Results
January 28, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Year Ended

OPERATING PERFORMANCE	Dec 31, 2008	Sep 30, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007

Average loans	$3,988,531	$4,001,999	$3,716,512	$3,935,039	$3,437,259
Average securities and deposits	391,560	342,153	301,071	345,827	309,860
Average non-interest-earning assets	296,927	296,572	356,752	325,235	297,353
Total average assets	$4,677,018	$4,640,724	$4,374,335	$4,606,101	$4,044,472

Average deposits	$3,750,383	$3,810,718	$3,628,581	$3,722,012	$3,332,098
Average borrowings	456,383	415,517	258,431	425,713	287,478
Average non-interest-earning liabilities	25,459	25,506	62,415	30,335	58,371
Total average liabilities	4,232,225	4,251,741	3,949,427	4,178,060	3,677,947

Total average stockholders' equity	444,793	388,983	424,908	428,041	366,525
Total average liabilities and equity	$4,677,018	$4,640,724	$4,374,335	$4,606,101	$4,044,472

Interest rate yield on loans	6.04%	6.38%	7.75%	6.53%	8.18%
Interest rate yield on securities and deposits	4.36%	4.45%	4.81%	4.61%	4.57%
Interest rate yield on interest-earning assets	5.89%	6.23%	7.53%	6.37%	7.88%

Interest rate expense on deposits	2.74%	2.80%	3.73%	2.96%	3.88%
Interest rate expense on borrowings	3.01%	3.41%	5.36%	3.53%	5.66%
Interest rate expense on interest-bearing liabilities	2.77%	2.86%	3.84%	3.02%	4.03%

Interest rate spread	3.12%	3.37%	3.69%	3.35%	3.85%

Net interest margin	3.23%	3.45%	3.82%	3.45%	3.99%

Other operating income / Average assets	1.79%	0.17%	1.52%	0.87%	0.95%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.62%	0.69%	0.68%	0.67%	0.67%

Other operating expense / Average assets	9.11%	2.91%	3.20%	5.65%	3.15%

Other operating expense EXCLUDING goodwill write-off / Average assets (1)	3.06%	2.91%	3.20%	3.02%	3.15%

Efficiency ratio (other operating expense / revenue)	189.15%	85.72%	63.68%	138.72%	67.74%

Return (Loss) on average assets	(6.68%)	(0.08%)	1.09%	(2.78%)	0.91%

Return (Loss) on average equity	(70.24%)	(1.01%)	11.22%	(29.90%)	10.07%

Return (Loss) on average tangible equity (2)	(83.44%)	(1.24%)	15.28%	(38.51%)	13.27%

Average equity / Average assets	9.51%	8.38%	9.71%	9.29%	9.06%

(1)
 - Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income from recurring operations and expenses from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.